UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 29, 2018

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

East West Bancorp, Inc.
Current Report of Form 8-K
Item 8.01. Other Events

On May 29, 2018, East West Bancorp, Inc. (“East West” ) (Nasdaq: EWBC), parent company of East West Bank, announced that its Board of Directors plans to increase its quarterly common stock dividend by 15 percent to $0.23 per share, beginning in the third quarter of 2018. The declaration of the dividend and timing are expected to be announced in July consistent with our past practice. The planned cash dividend of $0.23 per common share represents an increase of $0.03 from the prior quarterly dividend of $0.20. At the new rate, the indicated dividend on an annual basis is $0.92 per share compared to the previous rate of $0.80 per share.

On May 29, 2018, East West issued a press release announcing the dividend increase, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1           East West Bancorp, Inc.'s Press Release, dated May 29, 2018.

Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of East West's filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: May 29, 2018	By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	East West Bancorp, Inc.’s Press Release, dated May 29, 2018.

4